Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-10 (the “Registration Statement”) of our report dated August 10, 2020 relating to the financial statements of Absolute Software Corporation incorporated by reference into the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

October 26, 2020